UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2022

TEAM, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13131 Dairy Ashford, Suite 600

Sugar Land, Texas 77478

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 331-6154

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.30 par value	TISI	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

ABL Credit Agreement

General

On February 11, 2022, Team, Inc. (the “Company”), the lender parties thereto, and Eclipse Business Capital, LLC, a Delaware limited liability company, as agent, entered into a credit agreement (the “ABL Credit Agreement”). Available funding commitments to the Company under the ABL Credit Agreement, subject to certain conditions, include a revolving credit line in an amount of up to $130.0 million to be provided by certain affiliates of Eclipse Business Capital, LLC (the “Revolving Credit Loans”), with a $35.0 million sublimit for swingline borrowings and a $26.0 million sublimit for issuances of letters of credit, and a delayed draw term loan of up to $35.0 million (the “Delayed Draw Term Loans”) to be provided by Corre (as defined below). The ABL Credit Agreement matures and all outstanding amounts become due and payable on February 11, 2025. The proceeds of the loans under the ABL Credit Agreement will be used to, among other things, pay off the amounts owed under the existing credit agreement dated as of December 18, 2020 (as amended from time to time), among the Company, the lenders party thereto and Citibank, N.A. as agent, which was repaid and terminated in full on February 11, 2022.

Guarantees and Collateral

The Company’s obligations under the ABL Credit Agreement are guaranteed by certain direct and indirect subsidiaries of the Company (other than certain excluded subsidiaries) (the “ABL Guarantors” and, together with the Company, the “ABL Loan Parties”). The obligations of the Company under the ABL Credit Agreement are secured on a first priority basis by, among other things, accounts receivable, deposit accounts, securities accounts and inventory of the ABL Loan Parties (the “ABL Priority Collateral”) and are secured on a second priority basis by substantially all of the other assets of the ABL Loan Parties (the “Term Loan Priority Collateral”). Availability under the revolving credit line under ABL Credit Agreement is based on the percentage of the value of accounts receivable and inventory, as reduced by certain reserves.

Interest, Fees and Prepayments

Revolving Credit Loans under the ABL Credit Agreement bear interest through maturity at a variable rate based upon an annual rate of a LIBOR Rate (or a Base Rate (as defined below) if the LIBOR Rate is unavailable for any reason), plus an applicable margin (“LIBOR Rate Loan” and “Base Rate Loan”, respectively). The “Base Rate” is defined as a fluctuating interest rate equal to the greatest of (1) the federal funds rate plus 0.50%, (2) Wells Fargo Bank, National Association’s prime rate, and (3) the one-month LIBOR Rate. The “applicable margin” is defined as a rate of 3.15%, 3.40% or 3.65% for Base Rate Loans with a 2.00% Base Rate floor and a rate of 4.15%, 4.40% or 4.65% for LIBOR Rate Loans with a 1.00% LIBOR floor, in each case depending on the amount of EBITDA as of the most recent measurement period, as reported in a monthly compliance certificate. The Delayed Draw Term Loans shall bear interest through maturity at a rate of the LIBOR Rate plus 10.0%, with a 1.00% LIBOR floor. The fee for undrawn revolving amounts is 0.50% and the fee for undrawn delayed draw term loan amounts is 3.00%. Interest under the ABL Credit Agreement is payable monthly. The Company will also be required to pay customary letter of credit fees, as necessary. The Company may make voluntary prepayments of the loans under the ABL Credit Agreement from time to time, subject, in the case of the delayed draw term loans, to certain conditions. Mandatory prepayments are also required in certain circumstances, including with respect to the delayed draw term loan, if the ratio of aggregate value of the collateral under the ABL Credit Agreement to the sum of the delayed draw term loans plus revolving facility usage outstanding is less than 130%. Amounts repaid may be re-borrowed, subject to compliance with the borrowing base and the other conditions set forth in the ABL Credit Agreement, subject, in the case of the delayed draw term loans to a maximum of four such borrowings in any 12-month period. Certain permanent repayments of the ABL Credit Agreement loans are subject to the payment of a premium of 2.00% during the first year of the facility, 1.00% during the second year of the facility, and 0.50% in the last year of the facility.

Covenants and Events of Default

The ABL Credit Agreement contains customary conditions to borrowings, events of default and covenants, including covenants that restrict the Company’s ability to sell assets, make changes to the nature of the Company’s business, engage in mergers or acquisitions, incur, assume or permit to exist additional indebtedness and guarantees, create or permit to exist liens, pay dividends, issue equity instruments, make distributions or redeem or repurchase capital stock or make other investments, engage in transactions with affiliates and make payments in respect of certain debt. The ABL Credit Agreement also requires that the Company will not exceed $20.0 million in unfinanced capital expenditures in any calendar year; provided that this requirement will not apply if the Company maintains a net leverage ratio of less than or equal to 4.00 to 1.00 as of the end of the second and fourth fiscal quarter of each calendar year. In addition, the ABL Credit Agreement includes customary events of default, the occurrence of which may require that the Company pay an additional 2.0% interest on the outstanding loans under the ABL Credit Agreement.

The foregoing summary of the ABL Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full and complete text of the ABL Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Incremental Financing

In connection with the transactions contemplated by the ABL Credit Agreement, Corre Partners Management, LLC and certain of its affiliates (collectively, “Corre”), agreed to provide the Company incremental financing (the “Incremental Financing”), totaling together with the $35.0 million delayed draw term loan under the ABL Credit Agreement approximately $55.0 million, in the form of (i) $10.0 million from Corre in the form of the February 2022 Delayed Draw Term Loan (as defined in the Subordinated Term Loan Credit Agreement (as defined below)) on a pari passu basis with the existing loans issued pursuant to the Subordinated Term Loan Credit Agreement; and (ii) $10.0 million through an issuance of 11,904,762 shares (the “PIPE Shares”) of the Company’s common stock, par value $0.30 per share (the “Common Stock”), to the Corre Holders (as defined below) at a price of $0.84 per share (the “Equity Issuance”).

Amendment No. 5 to Subordinated Term Loan Credit Agreement

On February 11, 2022, the Company entered into Amendment No. 5 (the “Amendment No. 5”) to that certain Unsecured Term Loan Credit Agreement, dated as of November 9, 2021 (as amended on November 30, 2021, December 6, 2021, December 7, 2021 and December 8, 2021 and as further amended from time to time, the “Subordinated Term Loan Credit Agreement”) among the Company, as borrower, the lenders from time to time party thereto (including Corre), and Cantor Fitzgerald Securities, as agent. Amendment No. 5, among other things, (i) provides for the February 2022 Delayed Draw Term Loan in the form of an additional commitment of $10.0 million in subordinated delayed draw term loans to be available for borrowing by the Company until July 1, 2022, (ii) permits the entry into the ABL Credit Agreement, (iii) permits certain asset sales and requires certain related mandatory prepayments, subject to an applicable prepayment premium, and (iv) amends the financial covenants, such that the maximum net leverage ratio of 7.00 to 1.00 will not be tested until the fiscal quarter ending March 31, 2023, and the Company is not permitted to exceed $20.0 million in unfinanced capital expenditures in any calendar year; provided, that this unfinanced capital expenditures requirement will not apply if the Company maintains a net leverage ratio of less than or equal to 4.00 to 1.00 as of the end of the second and fourth fiscal quarter of each calendar year.

The foregoing summary of Amendment No. 5 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Amendment No. 5, a copy of which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Amendment No. 6 to Term Loan Credit Agreement

On February 11, 2022, the Company entered into Amendment No. 6 (the “Amendment No. 6”) to that certain Term Loan Credit Agreement, dated December 18, 2020 (as amended on October 19, 2021, October 29, 2021, November 9, 2021, December 2, 2021 and December 7, 2021 and as further amended from time to time, the “Term Loan Credit Agreement”), among the Company, the financial institutions from time to time party thereto and Atlantic Park Strategic Capital Fund, L.P., as agent. Amendment No. 6, among other things and subject to the terms thereof, (i) permits the entry into the ABL Credit Agreement, (ii) permits certain interest payments due under the Term Loan Credit Agreement to be paid in kind, (iii) permits certain asset sales and requires certain related mandatory prepayments, subject to an applicable prepayment premium, and (iv) amends the financial covenants, such that the maximum net leverage ratio of 7.00 to 1.00 will not be tested until the fiscal quarter ending March 31, 2023, and the Company is not permitted to exceed $20.0 million in unfinanced capital expenditures in any calendar year; provided, that this unfinanced capital expenditures requirement will not apply if the Company maintains a net leverage ratio of less than or equal to 4.00 to 1.00 as of the end of the second and fourth fiscal quarter of each calendar year.

The foregoing summary of Amendment No. 6 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Amendment No. 6, a copy of which is attached hereto as Exhibit 10.3 and is incorporated by reference herein.

Subscription Agreement

In connection with the Incremental Financing and Equity Issuance, on February 11, 2022, the Company entered into a common stock subscription agreement (the “Subscription Agreement”) with Corre Opportunities Qualified Master Fund, LP, Corre Horizon Fund, LP and Corre Horizon II Fund, LP (the “Corre Holders”), pursuant to which the Company issued and sold the PIPE Shares to the Corre Holders on February 11, 2022.

Pursuant to the Subscription Agreement, subject to certain exceptions, each of the Corre Holders has agreed not to sell its portion of the PIPE Shares until the earliest to occur of (i) the date that is 180 days from the date of the Subscription Agreement, and (ii) such date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property, without consent of the Company.

Pursuant to and subject to the terms and conditions of the Subscription Agreement, the Board of Directors of the Company (the “Board”) is required to create a vacancy for one qualified nominee of the Corre Holders to the Board, who shall be designated by the Corre Holders and qualify as an independent director (a “Board Nominee”), and the Board is required to appoint such initial Board Nominee as a Class II director within seven business days of the date of the Subscription Agreement. For so long as the Corre Holders and their affiliates collectively beneficially own at least 10% of the outstanding shares of Common Stock, pursuant to and subject to the terms and conditions of the Subscription Agreement, the Company shall nominate the initial Board Nominee, or a successor Board Nominee chosen by the Corre Holders, for re-election as a Class II director at the first annual meeting of the Company’s stockholders to be held after the Equity Issuance and at the end of each subsequent term of such Board Nominee. If at any time, the Corre Holders and their affiliates beneficially own less than 10% of the outstanding shares of Common Stock, then, if requested by the Company, the Board Nominee then on the Board shall resign from his or her directorship, effective as of the Company’s next annual meeting of stockholders or such earlier date reasonably requested by the Company.

The foregoing summary of the Subscription Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Subscription Agreement, a copy of which is attached hereto as Exhibit 10.4 and is incorporated by reference herein.

Second Amended and Restated Registration Rights Agreement

In connection with the Subscription Agreement, on February 11, 2022, the Company, APSC Holdco II, L.P. (“APSC Holdco”) and the Corre Holders entered into that certain Second Amended and Restated Registration Rights Agreement, dated as of February 11, 2022 (the “Second A&R RRA”). Under the terms of the Second A&R RRA, the Company is required to prepare and file a resale registration statement with the Securities and Exchange Commission (the “SEC”) with respect to the PIPE Shares and certain other Registrable Securities (as defined in the Second A&R RRA) no later than two business days following the earlier of (i) the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and (ii) April 13, 2022. The Second A&R RRA provides APSC Holdco, the Corre Holders and their permitted transferees certain customary demand and piggyback rights with respect to the Registrable Securities, subject to certain terms and conditions set forth therein.

The foregoing summary of the Second A&R RRA does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Second A&R RRA, a copy of which is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

Warrant Waiver

As previously announced, on December 8, 2021 the Company entered into (i) the Second Amended and Restated Common Stock Purchase Warrant No. 1 (the “Second A&R AP Warrant”) with APSC Holdco, pursuant to which the First Amended and Restated Common Stock Purchase Warrant No. 1 (the “First A&R AP Warrant”) was amended and restated to provide for the purchase of up to 5,000,000 shares of the Company’s Common Stock (including 4,082,949 shares of Common Stock issuable pursuant to the First A&R AP Warrant) exercisable at the holder’s option at any time, in whole or in part, until December 8, 2028, at an exercise price of $1.50 per share, and (ii) the Common Stock Purchase Warrants (together with the Second A&R AP Warrant, the “Warrants”, and individually “Warrant”) with each of the Corre Holders, providing for the purchase of an aggregate of 5,000,000 shares of Common Stock, exercisable at such holder’s option at any time, in whole or in part, until December 8, 2028, at an exercise price of $1.50 per share.

In connection with the Subscription Agreement, on February 11, 2022, the Company, the Corre Holders and APSC Holdco entered into those certain Team, Inc. Waivers of Anti-Dilution Adjustments and Cash Transaction Exercise (collectively, the “Warrant Waivers”) with respect to each of the Warrants. Pursuant to the Warrant Waivers, the Corre Holders and APSC Holdco agreed with respect to such holders’ Warrant, subject to certain terms and conditions set forth therein (and for only so long as the applicable provisions remain in effect), among other things, (i) to irrevocably waive certain anti-dilution adjustments set forth in such Warrant in connection with the Proposed Equity Financing (as defined in the Warrant Waivers); (ii) to not exercise such Warrant, in whole or in part, if the Company determines that such exercise will cause an ownership change within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (assuming, among other things, that the ownership change threshold is 47% rather than 50%); and (iii) to only exercise such Warrant in a “cashless” or “net-issue” exercise.

The foregoing summary of the Warrant Waivers does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Warrant Waivers, copies of which are attached hereto as Exhibit 4.2 and Exhibit 4.3 and are incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “ABL Credit Agreement,” “Amendment No. 5 to Subordinated Term Loan Credit Agreement” and “Amendment No. 6 to Term Loan Credit Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information regarding the Equity Issuance set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The PIPE Shares were issued in reliance on the exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof to “accredited investors” as defined in Rule 501 of Regulation D promulgated by the SEC without the use of any general solicitation or advertising to market or otherwise offer the securities for sale. The information contained in this Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy any securities of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Incremental Financing, on February 9, 2022, the Board approved an amendment to the Team Inc. Corporate Executive Officer Compensation and Benefits Continuation Policy, as amended May 12, 2020 (the “Severance Policy”), to provide that the Incremental Financing would not constitute a change in control for purposes of the Severance Policy and to amend the definition of change in control, consistent with the Team, Inc. 2018 Equity Incentive Plan, as amended (the “Equity Plan”). As a condition of the Incremental Financing, the participants in the Severance Policy, which include our eligible named executive officers, executed a consent waiving any change in control entitlement in connection with the Incremental Financing for purposes of the Severance Policy and agreeing to the modification in the change in control definition in exchange for the Company’s agreement to refrain from further modifications to the Severance Policy. For a complete description of the material terms of the Severance Policy and the Equity Plan, please refer to the Company’s definitive proxy statement for the 2021 Annual Meeting of Stockholders filed on April 9, 2021.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit number	Description

4.1	Second Amended and Restated Registration Rights Agreement, dated February 11, 2022, by and between the Company, APSC Holdco II, L.P, Corre Opportunities Qualified Master Fund, LP, Corre Horizon Fund, LP and Corre Horizon II Fund, LP.

4.2	Team, Inc. Waiver of Anti-Dilution Adjustments and Cash Transaction Exercise, dated February 11, 2022, by and between the Company and APSC Holdco II, L.P.

4.3	Team, Inc. Waiver of Anti-Dilution Adjustments and Cash Transaction Exercise, dated February 11, 2022, by and between the Company, Corre Opportunities Qualified Master Fund, LP, Corre Horizon Fund, LP and Corre Horizon II Fund, LP.

10.1*	Credit Agreement, dated as of February 11, 2022, among Team, Inc., as Borrower, the lenders from time to time party thereto, and Eclipse Business Capital, LLC, as Agent.

10.2	Amendment No. 5 to Subordinated Term Loan Credit Agreement, dated February 11, 2022, by and among the Company, the lenders party thereto, and Cantor Fitzgerald Securities, as Agent.

10.3	Amendment No. 6 to Term Loan Credit Agreement, dated February 11, 2022, among Team, Inc., as Borrower, the financial institutions party thereto and Atlantic Park Strategic Capital Fund, L.P., as Agent.

10.4	Subscription Agreement, dated February 11, 2022, by and between the Company, Corre Opportunities Qualified Master Fund, LP, Corre Horizon Fund, LP and Corre Horizon II Fund, LP.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain schedules and similar attachments have been omitted in reliance on Item 601(a)(5) of Regulation S-K. The Company will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the SEC or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, Inc.

By:	/s/ André C. Bouchard
André C. Bouchard
Executive Vice President, Chief Legal Officer and Secretary

Dated: February 15, 2022